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                                                                   EXHIBIT 10.10


                             MARTIN OIL CORPORATION
                      SECOND AMENDMENT TO CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         Reference is hereby made to the Credit Agreement dated as of March 25, 1998 (said Credit Agreement being referred to herein as the "Credit Agreement") currently in effect by and between, Martin Oil Corporation, a Delaware corporation (the "Company"), and you (the "Bank"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

         The Company hereby applies to the Bank to extend the Termination Date, increase the Revolving Credit and make certain other amendments to the Credit Agreement, and the Bank is willing to do so under the terms and conditions set forth in this Amendment.

1.       AMENDMENT.

         Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, effective as of the date set forth in such Section, the Credit Agreement shall be and hereby is amended as follows:

      1.01. Revolving Credit. Section 1.1 of the Credit Agreement is hereby amended by deleting the amount of "$15,000,000" appearing in the eighth line thereof and inserting the amount of "$20,000,000" in its stead.

      1.02. Margin on LIBOR-Priced Loans. Section 2.1(c) of the Credit Agreement shall be and hereby is amended by striking the percentage "1-1/2%" appearing therein and substituting therefor the percentage "1-1/4%".

      1.03. Unused Line Fee. Section 3.2 of the Credit Agreement is hereby amended and as so amended is restated in its entirety to read as follows:

                           "Section 3.2. Unused Line Fee. For the period from
                  and including the date hereof to but not including the Termination Date, the Company shall pay to the Bank a fee at the rate of one quarter of one percent (1/4 of 1%) per annum on the average daily unused portion of the Revolving Credit Commitment as follows: (i) if and so long as the outstanding principal amount of the Revolving Credit Loans is less than $15,000,000, such fee during such period shall be payable on the average daily unused portion of the first $15,000,000 of the Revolving Credit Commitment, and


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                  (ii) at all other times, such fee during such period shall be payable on the average daily unused portion of the entire Revolving Credit Commitment. Such fee shall be payable monthly in arrears on the last day of each calendar month (commencing February 29, 2000) and on the Termination Date."

      1.04. Term. Section 3.7 of the Credit Agreement is hereby amended by deleting the dates "March 24, 2001" and "May 1, 2002" appearing in the first and second sentences, respectively, thereof and inserting the dates "March 31, 2002 and May 1, 2003", respectively, in their stead.

      1.05. Restated Termination Date. The following definition appearing in
Section 5.1 of the Credit Agreement is hereby amended and as so amended shall be restated in its entirety to read as follows:

                  "Termination Date" means March 31, 2002, or such later date to which the Revolving Credit Commitment is automatically extended pursuant to Section 3.7 hereof, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.7, 9.2 or 9.3 hereof.

2.       CONDITIONS PRECEDENT.

         The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

      2.01. The Company and the Bank shall have executed and delivered this Amendment.

      2.02. The Bank shall have received copies of resolutions of the Company's Board of Directors authorizing the execution, delivery and performance of this Amendment to which it is a party and the consummation of the transactions contemplated hereby and thereby, all certified in each instance by its Secretary or Assistance Secretary.

      2.03. No Default or Event of Default shall have occurred and be continuing as of the date this Amendment would otherwise take effect.

      2.04. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Bank and its counsel.

         Upon the satisfaction of the above conditions precedent, this Amendment shall be effective as of February 11, 2000.

3.       REPRESENTATIONS.

         In order to induce the Bank to execute and deliver this Amendment, the Company hereby represents to the Bank that as of the date hereof, the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that for


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purposes of this paragraph, (i) the representations contained in Section 6.3 shall be deemed to include this Amendment as and when it refers to Loan Documents and (ii) the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Company delivered to the
Bank) and the Company is in full compliance with all of the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

4.       MISCELLANEOUS.

      4.01. The Company acknowledges and agrees that all of the Collateral Documents to which it is a party remain in full force and effect for the benefit and security of, among other things, the Revolving Credit as modified hereby. The Company further acknowledges and agrees that all references in such Collateral Documents to the Revolving Credit shall be deemed a reference to the Revolving Credit as so modified. The Company further agrees to execute and deliver any and all instruments or documents as may be required by the Bank to confirm any of the foregoing.

      4.02. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Revolving Credit Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

      4.03. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.


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         Dated as of February 11, 2000, but effective as set forth in Section
2 above.


                                      MARTIN OIL CORPORATION

                                      By
                                        Its
                                           -------------------------------------

         Accepted and agreed to in Chicago, Illinois as of the date and year last above written.

                                      HARRIS TRUST AND SAVINGS BANK

                                      By
                                        Its Vice President


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